 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant [ x ]

Check the appropriate box:

[x ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Section 240.14a-12

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(Name of Registrant as Specified In Its Charter):

Ashford Hospitality Trust, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant):

UNITE HERE

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

UNITE HERE
275 Seventh Ave.
New York NY 10001

[PRELIMINARY COPY SUBJECT TO COMPLETION
DATED OCTOBER 22, 2013]

PROXY STATEMENT
TO SHAREHOLDERS OF ASHFORD HOSPITALITY TRUST INC.

SOLICITED BY UNITE HERE TO CALL A SPECIAL MEETING
OF ASHFORD SHAREHOLDERS

THIS SOLICITATION IS NOT BEING MADE ON BEHALF OF ASHFORD MANAGEMENT

Released to Shareholders:
October , 2013

Re: Shareholder Request to Call a Special Meeting of Ashford Hospitality Trust, Inc. for the purpose of voting on two questions related to the Proposed Spin-Off Transactions

To Fellow Ashford Hospitality Trust shareholders:

Ashford Hospitality Trust ("Trust" or "AHT") plans to spin off 8 of its top-performing hotels into a new REIT called Ashford Hospitality Prime ("Prime") this quarter. Currently shareholders are not being asked by Trust management to vote on this major corporate transaction. We have concerns that the Spin-off Transactions, as currently planned, have features that may compromise the goal of maximizing value for Trust shareholders.

Therefore, we are soliciting your support to call a Special Meeting of Trust shareholders for the purpose of voting on the Spin-off Transactions. This solicitation is only asking for you to join a request to call a Special Meeting.

Our analysis of the proposed Spin-off Transactions raises questions about whether the structure of Ashford Prime maximizes value for current Trust shareholders.

Ashford Prime will be burdened by an externally-managed structure, termination and change of control fees, and a web of related-party agreements. This leads us to ask:

*    Is the Trust maximizing the value of spinning off high-revPAR hotels in this transaction?
*    Will the market discount the value of Prime at spin-off and in the future?
*    Will the sum of the parts (Trust and Prime) be greater than the whole for current shareholders?

I.There is evidence that the market consistently awards lower valuations to externally-managed equity REITs.

Trust is planning to spin-off its higher RevPAR properties into a separate publicly-traded company called Ashford Prime. Prime will be externally managed by Ashford Advisors, a subsidiary of the Trust, employing an unusual structure for publicly-traded REITs. The transaction raises troubling questions for current shareholders of the Trust and future shareholders of Prime.

"The market fears externally managed companies and trades them at significantly lower earnings multiples," according to one analyst.FN1 "Frankly the external management structure is limited in use throughout the REIT sector and typically results in a 10% valuation discount," estimates another.FN2

According to the Wall Street Journal, externally-managed REITs are a "holdover of the bygone era;" with only about 18 externally-managed equity REITs remaining nationwide. As "REITs grew in size and prominence after the 1986 tax reform law was passed, companies abandoned the external management structure, arguing that it pitted external managers' interests against shareholders."FN3

To gauge the proper discount that investors should apply to externally-managed REITs such as Ashford Prime we calculated the discount investors have historically applied to Hospitality Properties Trust [HPT], the only externally managed, publicly traded lodging REIT, over the past 6 years (2007-2012). Using two common measures of value (price/FFO and Enterprise Value/EBITDA) calculated by analysts, we found evidence for a steep discount.

In only one year (2008) did HPT best the industry average, on price/FFO. Over the course of the period studied, HPT trailed its peers with an average -24% discounted price/FFO, and an average -22.8% discounted EV/EBITDA.

In case our findings are in some way confounded by other issues specific to HPT, we compared the valuation of externally-managed, publicly-traded equity REITs in other sub-sectors with industry-selected peers.

We identified five additional externally-managed, publicly-traded equity REITs:  Senior Housing Trust [SNH] in Healthcare;  Commonwealth [CWH] and Government Income Properties [GOV] in Commercial Office; Gladstone [GOOD] in Office/Industrial;  American Retail Capital Properties [ARCP] in Net Lease. We relied on industry tools to select peer groups of comparable market capitalization.

In the years surveyed (2011-2012), four of these five externally-managed REITs showed sharply discounted price/FFO and EV/EBITDA values compared to their peer group - price/FFO discounts ranged from -7.81% to -76.68%. ARCP (for which complete 2011 data are missing) was the only REIT not posting discounted EV/EBITDA values in 2012. However, ARCP recently announced its plans to convert to a self-managed REIT. See Exhibit 1 for full tables.

II.Fees to related parties and conflicts of interest

Ashford Prime will be required to pay fees to Ashford Advisor, a related party. Prime will be dependent on related parties to conduct almost every aspect of its business. These fees are outlined in Exhibit 2.

Ashford Advisors is tasked to "engage and supervise, on the Company's behalf and at the Company's expense, third parties to provide development management, property management, project management, design and construction services .... and all other services reasonably necessary for Advisor to perform its duties hereunder."FN4

Many of these services must, as a result of the Exclusivity Agreement, be performed by related parties, giving rise to a scenario where the same insiders control the advising company, the advised company, and the "third-party" contractor selected by the advisor for the advised company.

But Ashford Prime's advisory agreement entrenches related parties further. The Advisory Agreement has provisions that function as a poison pill, in so far as they could make a change in control more difficult or expensive. Specifically, Change in Control Termination fees apply:

* If there is a Board-approved change in control conditional upon the termination of the external management agreement,
* If there is an "involuntary" change of control resulting in the termination of the external management agreement.
* If written notice of termination is not within specified timelines, the Advisory Agreement is binding on the successor owners of the REIT's assets.
* The Change in Control Termination Fees may not apply if certain key officers remain in place.

The Change of Control Termination Fees charged are hefty: 14 times the Advisor's net earnings from the previous 12 months, in addition to a reimbursement for state and local taxes (the configuration is slightly different if Ashford Advisors becomes independently traded from its parent).FN5

The Exclusivity Agreement between Prime and Remington Lodging, the hotel operator which is owned privately by the Trust's Chairman and his family, also provides for a Change of Control Termination fee. At almost six times annual base and incentive management fees, this provision also has anti-takeover properties and insulates income stream to Remington Lodging [see Exhibit 2].

III.No pathway to self-management of Prime, or internalization

According to a review of income trusts by the Globe and Mail, "the issue with external management, as we've seen, is the terms under which it can be internalized, which are typically spelled out. These buy-ins often look good to unitholders because they raise per-unit distribution. But the fact is the cost of an internalization payment is borne by unitholders."FN6

One cautionary tale for Ashford and Ashford Prime shareholders relates to the track record of Inland Western Retail Real Estate Trust, Inc, a REIT which internalized its external manager to become self-managed. In 2007, Inland Western acquired its external business and property managers, a group of companies not owned by the REIT. Inland Western paid the related managers 37.5 million shares in Inland Western, valued at $10 per share, or $375 million. Shareholders, including institutional investors, filed a class-action suit alleging that 37.5 million was an excessive number of shares.

In December 2010, the parties to the lawsuit reached a settlement that resulted in the owners of the business and property managers returning to Inland Western 9 million of the 37.5 million shares of Inland Western common stock paid for the buy-in - or, in other words, approximately $90 million worth of shares were returned to the REIT to the benefit of Inland Western shareholders.

Inland Western is not the only externally-managed REIT to internalize its management at significant cost to shareholders, nor the only one to be subject to a class-action lawsuit over internalization.
Ashford Prime's advisory agreement does not chart a clear path to self-management or internalization, but it does clearly set out a termination fee - three years' worth base AND incentive fees (see Exhibit 2). And as we've seen, a different termination fee applies if the Advisory Agreement is lost due to a change in control.

If the purpose of Ashford Prime's Advisory Agreement were to help launch a small REIT, we believe it would be in the best interests of shareholders to define the start-up period and make the agreement terminable without fees. Instead, Ashford Prime's Advisory Agreement reinforces a web of related-party transactions and payments, and prescribes costly termination fees.

IV.Rights to a Special Meeting; Issues for Meeting

Article I, Section 11 of the Trust's Bylaws requires the Trust to call a Special Meeting of shareholders if not less than 25% of outstanding shares request such a meeting, and limits the matters to be acted on a special meeting to only those matters declared in the notice for the meeting:

"In addition, special meetings of the holders of common stock shall be called by the Secretary of the Corporation upon the written request of the holders of common stock entitled to cast not less than 25% of all votes entitled to be cast at such meeting (such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on at such meeting). Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided in these Bylaws. Advance notice of any matters which any holder of common stock intends to propose for action at an annual meeting shall be given in the manner provided in Section 2 of this Article I." [Amended and Restated Bylaws dated 11/9/2010]

UNITE HERE has given notice to the Trust pursuant to the Bylaws that it is soliciting support for a Special Meeting to consider the following two proposals. We are not requesting your vote on the two proposals now. A future proxy vote will be solicited if the Trust calls a Special Meeting as a result of shareholders' request.

The proposed resolutions presented in UNITE HERE's notice to the Trust are:

1.Resolved, shareholders of Ashford Hospitality Trust hereby disapprove the Spin-off Transactions creating Ashford Hospitality Prime, as last described by the Trust in SEC filings. In the event any law prevents shareholders from compelling the Board to disapprove such Transactions, this disapproval will constitute a recommendation to the Board against consummation of the Transactions.

2.Resolved, shareholders of Ashford Hospitality Trust recommend to the Board that termination fees be excluded from any Ashford Advisory Agreement or Remington Hotel Management Agreement executed in the future.

UNITE HERE will present the results of this proxy solicitation to the Trust if 25% of outstanding shares join the call for a Special Meeting.

V. Participation in solicitation

This solicitation is conducted by UNITE HERE, which beneficially owns 765 shares of Ashford Hospitality stock and represents workers at four hotels owned by Ashford for collective bargaining purposes. The persons proposed as proxies are UNITE HERE researchers. There is a long-standing labor dispute at the Ashford-owned Sheraton Anchorage Hotel in Alaska. We do not seek your support in labor matters. UNITE HERE will bear all solicitation costs (anticipated at $10,000) and will not seek reimbursement from the Company.

VI. More information on Ashford's proposed spin-off of Ashford Prime REIT

We incorporate by reference the information on the proposed Spin-off disclosed in Ashford Prime's Form 10, along with listed Exhibits, as well as in the Trust's SEC filings pertaining to the proposed transaction. Copies of these are on the SEC website and will be provided by us to shareholders upon request.

For more information contact Courtney Alexander at UNITE HERE at calexander@unitehere.org or (631)-834-4681.

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[PRELIMINARY SUBJECT TO COMPLETION]
WRITTEN REQUEST
OF SHAREHOLDERS OF ASHFORD HOSPITALITY TRUST INC.
TO CALL A SPECIAL MEETING OF TRUST SHAREHOLDERS
SOLICITED BY UNITE HERE; NOT SOLICITED ON BEHALF OF ASHFORD MANAGEMENT

The undersigned hereby appoints Courtney Alexander or Jeff Nelson, each with full power of substitution, the agent of the undersigned (the "Designated Agents") in respect of all shares of common stock of Ashford Hospitality Trust, Inc. (the "Trust") owned by the undersigned to do any or all of the following, to which the undersigned hereby consents:

1.To join shareholders in demanding a Special Meeting of shareholders of the Trust be called for the following purposes: (1) vote to approve or disapprove the proposed spin-off transactions between the Trust and Ashford Hospitality Prime (as last disclosed in the Trust's SEC filings and in Ashford Prime's Form 10), or in the alternative to make a recommendation to the Board thereon; and (2) vote on a recommendation to the Board of Directors that termination fees be excluded from any Ashford Advisory Agreement or Remington Hotel Management Agreement executed in the future.

2.The exercise of any and all rights of the undersigned incidental to calling the special meeting and causing the purposes of the authority granted herein to the Designated Agents to be carried into effect; provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares of Common Stock owned by the undersigned at the special meeting or at any other shareholders meeting. A separate proxy shall be required to vote on any proposals to be placed before a shareholders meeting.

The undersigned hereby authorizes and designates the Designated Agents to collect and deliver this request to the Trust, and to deliver any other information required in connection therewith.

This request supersedes, and the undersigned hereby revokes, any earlier-dated revocation which the undersigned may have submitted. .

Signature: ____________
Print Name: ______________
Organization's Name in Which Stock Held (if any) and your title: __________________
Dated: ___________

Please sign exactly as your shares are registered. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. This demand will represent all shares held in all capacities.

PLEASE COMPLETE, SIGN, DATE AND MAIL IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR AS INSTRUCTED AS PROMPTLY AS POSSIBLE
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Exhibits:

Exhibit 1: Valuation of externally-managed equity REITs compared to industry peers
Exhibit 2: Recurring and extraordinary fees payable by Prime to major related parties

FN1 http://seekingalpha.com/article/1077701-how-to-value-reits-with-questionable-alignment, accessed September 8, 2013.
FN2.JMP Securities February 28, 2013-08-29
FN3.RobbieWhelan,"Activists Win a Round in CommonWealth Shareholder Battle,"Wall Street Journal, August 8, 2013.
FN4.Advisory Agreement, p. 1, http://www.sec.gov/Archives/edgar/data/1574085/000119312513300319/d552705dex102.htm
FN5.Advisory Agreement, pp. 22-25, http://www.sec.gov/Archives/edgar/data/1574085/000119312513300319/d552705dex102.htm
FN6."A matter of trust: Management fees an eye-opener." Globe & Mail, June 25, 2003.